                             Amscan Holdings, Inc.
                        Ratio of income to fixed charges
                       (in thousands, except ratio data)

                                                                                     Years Ended December 31,
                                                               ---------------------------------------------------------------------
                                                                1997            1996           1995          1994            1993
                                                               -------        -------        -------        -------        -------
Earnings:
Income before taxes and minority interests                     $ 7,676        $ 5,732        $19,206        $10,591        $ 9,104
Add: Fixed charges                                               6,512          8,735          6,874          4,719          3,358
                                                               -------        -------        -------        -------        -------
Earnings, as adjusted                                          $14,188        $14,467        $26,080        $15,310        $12,462
                                                               =======        =======        =======        =======        =======

Computation of fixed charges:
  Interest expense                                             $ 4,231        $ 6,968        $ 6,025        $ 3,971        $ 2,711
  Interest portion of rent expense                               2,281          1,767            849            748            647
                                                               -------        -------        -------        -------        -------
    Total fixed charges                                        $ 6,512        $ 8,735        $ 6,874        $ 4,719        $ 3,358
                                                               =======        =======        =======        =======        =======

Ratio of earnings to fixed charges                                 2.2 x          1.7 x          3.8 x          3.2 x          3.7 x